                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Administaff, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            [ADMINISTAFF LETTERHEAD]

March 29, 2002


Dear Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 7, 2002 at 10:00 a.m. The University Rooms are accessible to the disabled.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you by your broker. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2001 Annual Report to Stockholders is also enclosed with these materials.

Your interest in Administaff is appreciated, and we look forward to seeing you on May 7.

Sincerely,

/s/ PAUL J. SARVADI

Paul J. Sarvadi
President and Chief Executive Officer

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002
                                 KINGWOOD, TEXAS

         The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 7, 2002 at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

         1. To elect two Class I directors to serve until the 2005 annual meeting of stockholders or until their successors have been elected and qualified.

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2002.

         3. To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

         Only stockholders of record at the close of business on March 8, 2002 are entitled to notice of, and to vote at, the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.



                                             By Order of the Board of Directors

                                             /s/ JOHN H. SPURGIN, II

                                             John H. Spurgin, II
                                             Vice President, Legal,
                                             General Counsel and Secretary


March 29, 2002
Kingwood, Texas

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                                   ----------

                                 PROXY STATEMENT

                                   ----------

         The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders to be held on May 7, 2002, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 10:00 a.m., Central Daylight Savings Time, at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339.

         Stockholders of record may vote by attending the meeting or by signing, dating and returning your proxy in the envelope provided. If you return your signed proxy, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by (i) submitting written notice of revocation to the Secretary of the Company at the address listed above, (ii) submitting another proxy that is properly signed and later dated, or (iii) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.

         The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. (f/k/a Corporate Investor Communications, Inc.) to assist in the solicitation of proxies from stockholders at a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

         The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is March 29, 2002.

         At the close of business on March 8, 2002, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2002 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 27,949,461 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered "shares present" in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of March 8, 2002, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company identified under the caption "Election of Directors -- Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group.

                                                                                            AMOUNT AND
                                                                                            NATURE OF
                                                                                            BENEFICIAL         PERCENT
       NAME OF BENEFICIAL OWNER                                                            OWNERSHIP(1)        OF CLASS
       ------------------------                                                           --------------       --------
       Steven Alesio..............................................................            12,500 (2)             *
       Michael W. Brown...........................................................            37,919 (3)             *
       Jack M. Fields, Jr.........................................................             3,474 (4)             *
       Paul S. Lattanzio..........................................................            21,899 (5)             *
       Linda Fayne Levinson.......................................................            37,497 (6)             *
       Richard G. Rawson..........................................................         1,411,092 (7)          5.0%
       Paul J. Sarvadi............................................................         3,465,231 (8)         12.3%
       A. Steve Arizpe............................................................           140,393 (9)             *
       Jay E. Mincks..............................................................            78,967(10)             *
       John H. Spurgin, II........................................................            34,910(11)             *
       American Express Travel Related Services Company, Inc......................         3,917,282(12)         12.9%
       Ronald Juvonen, et al......................................................         1,433,300(13)          5.1%
       William Blair & Company, L.L.C.............................................         1,941,060(14)          6.9%
       Executive Officers and Directors as a group (14 persons)...................         5,376,724             18.8%

----------

* Represents less than 1%.

(1) Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

(2) Includes options to purchase 2,500 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(3) Includes options to purchase 32,500 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(4) Includes options to purchase 2,500 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(5) Includes options to purchase 17,500 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(6) Includes options to purchase 32,500 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(7) Includes 658,866 shares owned by the RDKB Rawson LP, 521,502 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter), 50 shares owned by Richard G. Rawson as Custodian for Barbie Rawson UGMA, and options to purchase 92,399 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(8) Includes 2,365,100 shares owned by Our Ship Limited Partnership, Ltd., 957,120 shares owned by the Sarvadi Children's Partnership, Ltd., 10,036 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN, 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi, and options to purchase 113,331 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(9) Includes options to purchase 138,436 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(10) Includes options to purchase 74,232 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(11) Includes options to purchase 27,398 shares of Common Stock that are exercisable within 60 days of March 8, 2002.

(12) Includes warrants to purchase 2,531,030 shares of Common Stock. American Express Travel Related Services Company, Inc.'s (American Express) address is World Financial Center, 200 Vesey Street, New York, NY 10285.

(13) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2002, Ronald Juvonen is deemed to beneficially own 1,433,300 shares of Common Stock. The shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V., L.P. (collectively referred to as the "Downtown Funds"). The general partner of the Downtown Funds is Downtown Associates, L.L.C. (the "General Partner"). Ronald Juvonen, as the Managing Member of the General Partner, has sole power to vote and direct the disposition of all shares of the Common Stock held by the Downtown Funds. The address of each of such parties is c/o Downtown Associates, L.L.C., 674 Unionville Road, Suite 105, Kennett Square, Pennsylvania 19348.

(14) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2002. William Blair & Company, L.L.C.'s address is 222 W. Adams Street, Chicago, Illinois 60606.

                               PROPOSAL NUMBER 1:

                              ELECTION OF DIRECTORS

GENERAL

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at seven.

         In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the annual meeting of stockholders in 2002, 2003 and 2004, respectively.

         The term of office of each of the current Class I directors expires at the time of the 2002 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Brown and Ms. Levinson have been nominated to serve an additional three-year term as Class I directors. Both of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.

         It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2002 Annual Meeting of Stockholders is required for election of the nominees.

         If, at the time of or prior to the 2002 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES-- CLASS I DIRECTORS (FOR TERMS EXPIRING AT THE 2005 ANNUAL MEETING)

         MICHAEL W. BROWN. Mr. Brown, age 56, joined the Company as a Class I director in November 1997. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle. Mr. Brown is also a director of Fat Kat, Inc., a member of the Thomas Weisel Partners Advisory Board and the XML Fund Advisory Board. He is also a Fellow at BIOS, L.P., a Santa Fe, New Mexico group specializing in commercial applications of the science of complex adaptive systems.

         LINDA FAYNE LEVINSON. Ms. Levinson, age 60, has been a Class I director of the Company since April 1996. She has served as a partner of GRP Partners, Inc., a venture capital firm investing in retail, consumer services, and technology companies, since April 1997. From 1994 to 1997, she served as President of Fayne Levinson & Associates, an independent consulting firm located in Santa Monica, California that advises major corporations and early stage companies on strategic and organizational issues. Prior to starting Fayne Levinson & Associates, Ms. Levinson served as an executive with Creative Artists Agency, Inc. in 1993, a partner of Wings Partners, Inc., a merchant banking firm, from 1989 to 1992, Senior Vice President for American Express Travel Related Services Company, Inc. from 1984 to 1987, and as a partner of the consulting firm of McKinsey and Co. from 1979 to 1981. Ms. Levinson holds a Bachelor of Arts in Russian Studies from Barnard College, a Master of Business Administration from New York University School of Business and a Master of Arts in Russian Literature from Harvard University. Ms. Levinson also currently serves as a director for Jacobs Engineering Group, Inc., NCR Corporation, Overture Services, Inc. and Lastminute.com, plc.

             THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

DIRECTORS REMAINING IN OFFICE

         STEVEN ALESIO. Mr. Alesio, age 47, has been a Class II director of the Company since July 1999. Mr. Alesio was named Senior Vice President of The Dun & Bradstreet Corporation in January 2001. He has responsibility for Global Marketing, Asia Pacific and Latin America, e-Business, and Strategy Implementation, and is a member of that company's Global Leadership Team. Before joining Dun & Bradstreet, Mr. Alesio was with the American Express Company for 19 years until his resignation in November 2000. In his last position there, he served as President and General Manager of the Small Business Services Group for more than 5 years and was a member of that company's Planning and Policy Committee. Prior to assuming those duties, Mr. Alesio held several senior management positions with American Express. Prior to joining American Express in 1981, he held several positions with Arthur Andersen & Co. in Washington, D.C. Mr. Alesio also serves on the Board of Directors for Overture Services, Inc. Mr. Alesio holds a Bachelor of Science from St. Francis College and a Master of Business Administration from the University of Pennsylvania's Wharton School of Business.

         JACK M. FIELDS, JR. Mr. Fields, age 50, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of 21st Century Group in Washington, D.C. since January 1997. Mr. Fields also serves on the Board of Directors for AIM Mutual Funds. Mr. Fields earned a Bachelor of Arts in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

         PAUL S. LATTANZIO. Mr. Lattanzio, age 38, has been a Class III director of the Company since 1995. He has been a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, since July 1999. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. for more than 5 years. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio also serves on the Board of Directors of General Communication, Inc. and the Advisory Board of MVP America L.P. Mr. Lattanzio received his Bachelor of Science in Economics with honors from the University of Pennsylvania's Wharton School of Business in 1984.

         RICHARD G. RAWSON. Mr. Rawson, age 53, Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company since February 1997. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson previously served the National Association of Professional Employer Organizations (NAPEO) as President (1999-2000), First Vice President, Second Vice President and Treasurer. In addition, he previously served as Chairman of the Accounting Practices Committee of NAPEO for five years. He is also a member of the Financial Executives Institute. Mr. Rawson has a Bachelor of Business Administration in finance from the University of Houston.

         PAUL J. SARVADI. Mr. Sarvadi, age 45, President, Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director since its inception in 1986. He has been President and Chief Executive Officer of the Company since 1989. Prior to that, he served as Vice President and Treasurer of the Company from its inception in 1986 until April 1987, and then as Vice President from April 1987 until 1989. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of NAPEO and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of the National Association of Professional Employer Organizations for three of the first four years of its existence. In 1995, Mr. Sarvadi was selected as Houston's Ernst & Young Entrepreneur of the Year for service industries and in 2001, he was selected as the 2001 National Ernst & Young Entrepreneur of the Year for service industries.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed three committees: a Finance, Risk Management and Audit Committee, a Compensation Committee and a Nominating Committee.

         The members of the Finance, Risk Management and Audit Committee are Mr. Brown, who serves as Chairperson, Mr. Lattanzio and Mr. Alesio. All three members are "independent" under the standards of The New York Stock Exchange. The Finance, Risk Management and Audit Committee reviews and monitors (i) the financial affairs of the Company, (ii) the financial statements of the Company and the independence of the firm of independent public accountants hired to audit the Company's financial statements, and (iii) the Company's policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors. The Finance, Risk Management and Audit Committee charter, which has been adopted by the Board of Directors and is attached as Appendix A to this proxy statement, contains a detailed description of the Committee's duties and responsibilities.

         The members of the Compensation Committee are Ms. Levinson, who serves as Chairperson, and Mr. Fields. The Compensation Committee evaluates the performance of and determines the compensation for senior management, administers the Company's compensation programs and performs such other duties as may from time to time be determined by the Board of Directors.

         The members of the Nominating Committee are Mr. Sarvadi, who serves as Chairperson, and Ms. Levinson. The Nominating Committee considers and makes recommendations to the Board of Directors or the stockholders regarding persons to be nominated by the Board of Directors for election as directors and, in the event of a vacancy in the office of the Chief Executive Officer, would recommend a successor to the Board. The Nominating Committee will consider nominations to the Board submitted by stockholders, provided that any stockholder submitting a nomination complies with the procedures set forth in the Company's Bylaws governing nominations by stockholders. Such procedures are described under "Additional Information."

INFORMATION REGARDING MEETINGS

         During 2001, the Finance, Risk Management and Audit Committee had seven meetings, the Compensation Committee had four meetings, the Nominating Committee had no meetings and the Board of Directors had five meetings. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2001.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors of the Company who are not employees of the Company are paid (i) an annual retainer of $10,000,
(ii) $2,500 for each Board of Directors meeting attended, (iii) an annual fee of $1,000 payable for each committee of the Board (if any) which that Director chairs, and (iv) reasonable expenses incurred in serving as a director. All compensation can be taken in cash or Common Stock, at the director's option. In addition, pursuant to the Company's 2001 Incentive Plan, each non-employee director automatically receives, on the date such person first becomes a director, a grant of nonqualified options to purchase 7,500 shares of Common Stock, which have a term of ten years and vest in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who was not initially elected at such meeting, receives an annual grant of nonqualified options to purchase an additional 5,000 shares of Common Stock, all of which have a term of ten years and are fully vested and exercisable on the date of grant. The exercise price of all such options is the closing sale price on the New York Stock Exchange of the Common Stock on the date the options are granted.

EXECUTIVE COMPENSATION

         The following table summarizes certain information regarding compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for services rendered in all capacities to the Company during 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                ANNUAL COMPENSATION(1)  -----------------
                                                                ----------------------
                                                                                            SECURITIES          ALL OTHER
              NAME AND PRINCIPAL POSITION              YEAR      SALARY        BONUS    UNDERLYING OPTIONS   COMPENSATION(3)
              ---------------------------              ----     --------    ----------  ------------------   ---------------
   Paul J. Sarvadi ..........................          2001     $304,672        -              60,000            $11,520(4)
      President and Chief                              2000     $297,492    $223,543          100,000            $11,220
      Executive Officer                                1999     $270,706    $ 71,097           80,000            $10,620

   Richard G. Rawson.........................          2001     $286,020    $ 80,590(2)        40,000            $ 9,180(4)
      Executive Vice President                         2000     $279,278    $306,057(2)        60,000            $ 9,180
      of Administration, Chief                         1999     $254,132    $162,944(2)        50,000            $ 9,100
      Financial Officer and Treasurer

   A. Steve Arizpe...........................          2001     $266,513          --           40,000            $10,500
      Executive Vice President                         2000     $260,232    $195,545           60,000            $10,200
      of Client Services                               1999     $236,420    $ 62,193           50,000            $ 9,235

   Jay E. Mincks.............................          2001     $240,631          --           40,000            $ 6,300
      Executive Vice President of                      2000     $233,791    $175,676           60,000            $ 6,213
      Sales and Marketing                              1999     $205,902    $ 54,965           50,000            $ 4,988

   John H. Spurgin, II ......................          2001     $209,252          --           30,000            $10,500
      Vice President of Legal,                         2000     $204,526    $153,686           40,000            $10,200
      General Counsel and Secretary                    1999     $187,939    $ 49,287           30,000            $ 8,602

----------

(1) Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each executive officer.

(2) Includes a bonus for Mr. Rawson equal to the interest paid by Mr. Rawson to the Company on loans from the Company during the applicable year, plus any applicable taxes due on such component of his bonus. See "Certain Relationships and Related Transactions."

(3) Represents the Company's employer matching contributions to the Administaff 401(k) Plan.

(4) Includes payments of $1,020 and $2,880 in 2001 for Mr. Sarvadi and Mr. Rawson, respectively, with respect to life insurance policies benefiting the named executive.

STOCK OPTIONS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
                         ---------------------------------------                            POTENTIAL REALIZABLE VALUE
                                                                                                        AT
                                                PERCENT OF TOTAL                             ASSUMED ANNUAL RATES OF
                             NUMBER OF            OPTIONS/SARS                                STOCK PRICE APPRECIATION
                            SECURITIES             GRANTED TO     EXERCISE OR                    FOR OPTION TERM(3)
                         UNDERLYING OPTIONS/      EMPLOYEES IN    BASE PRICE     EXPIRATION   ------------------------
NAME                      SARS GRANTED(1)         FISCAL YEAR      ($/SH)(2)        DATE          5%           10%
----                     ------------------      ---------------  -----------    ----------   ---------    ----------
Paul J. Sarvadi .......       30,000                                $18.00         03/15/11    $339,603    $  860,621
                              30,000                                $23.48         10/02/11     442,993     1,122,632
                            --------                                                           --------    ----------
                              60,000                 4.2%                                      $782,596    $1,983,253

Richard G. Rawson .....       20,000                                $18.00         03/15/11    $226,402    $  573,747
                              20,000                                $23.48         10/02/11     295,329       748,421
                            --------                                                           --------    ----------
                              40,000                 2.8%                                      $521,731    $1,322,168

A. Steve Arizpe .......       20,000                                $18.00         03/15/11    $226,402    $  573,747
                              20,000                                $23.48         10/02/11     295,329       748,421
                            --------                                                           --------    ----------
                              40,000                 2.8%                                      $521,731    $1,322,168

Jay E. Mincks .........       20,000                                $18.00         03/15/11    $226,402    $  573,747
                              20,000                                $23.48         10/02/11     295,329       748,421
                            --------                                                           --------    ----------
                              40,000                 2.8%                                      $521,731    $1,322,168

John H. Spurgin, II ...       15,000                                $18.00         03/15/11    $169,802    $  430,310
                              15,000                                $23.48         10/02/11     221,497       561,316
                            --------                                                           --------    ----------
                              30,000                 2.1%                                      $391,299    $  991,626

(1) All options have a term of ten years. The options expiring on March 15, 2011 become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. The options expiring on October 2, 2011 become exercisable in increments of one-fifth of the total grant on the first, second, third, fourth and fifth anniversaries of the grant.

(2) The exercise price of the options granted is equal to the closing price per share of the Common Stock on the New York Stock Exchange on the date of grant.

(3) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                                    NUMBER OF
                                                                                    SECURITIES                VALUE OF
                                                                                    UNDERLYING              UNEXERCISED
                                                                                   UNEXERCISED              IN-THE-MONEY
                                                                                 OPTIONS/SARS AT          OPTIONS/SARS AT
                                                   SHARES                        FISCAL YEAR-END          FISCAL YEAR-END
                                                ACQUIRED ON        VALUE           EXERCISABLE/             EXERCISABLE/
NAME                                             EXERCISE         REALIZED        UNEXERCISABLE           UNEXERCISABLE(1)
----                                            -----------       --------      -----------------     -----------------------
Paul J. Sarvadi...........................           -               -           86,665 / 153,335    $1,166,789 /  $1,170,612
Richard G. Rawson.........................           -               -           75,733 / 102,267    $1,104,783 /  $  836,737
A. Steve Arizpe...........................         14,200         $253,286      121,770 / 118,268    $1,833,012 /  $1,014,837
Jay E. Mincks.............................         36,567         $700,980       57,566 / 121,867    $  557,755 /  $1,069,309
John H. Spurgin, II.......................         18,000         $380,684       15,732 /  79,468    $   76,574 /  $  697,726

(1) Represents the difference between the closing price of the Company's Common Stock on December 31, 2001, the last trading day of the year, ($27.41) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee is responsible for evaluating the performance of and determining the compensation for executive officers including the Chief Executive Officer. It is also responsible for overseeing the Company's 1997 Incentive Plan and 2001 Incentive Plan (the "Incentive Plans"). The Compensation Committee has furnished the following report on executive compensation for 2001.

         The Company's compensation programs are designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers, including the Chief Executive Officer, generally consists of three components: (i) a base salary payable in cash, (ii) variable compensation, which is targeted as a percentage of base pay and may be payable in cash awards, phantom shares, performance units, bonus stock or other stock-based awards, and (iii) long-term incentive compensation, which generally consists of stock options.

         In determining the overall level of compensation for each of the Company's executive officers, including the Chief Executive Officer, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. In setting base salary for executives other than the Chief Executive Officer, the Compensation Committee also considers the Chief Executive Officer's subjective evaluation of each executive's performance.

         No variable compensation was paid to any executive officer in 2001, except for Mr. Rawson, who received an additional bonus equal to the interest paid by him on loans from the Company plus any applicable taxes due on such additional bonus. See "Certain Relationships and Related Transactions."

Long-term Incentive Compensation

         Long-term incentive compensation is provided through the Incentive Plans, the objectives of which are to promote the interests of the Company by encouraging employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Awards under the Incentive Plans have generally been made in the form of stock options, although in the future such awards may include phantom shares, performance units, bonus stock or other stock-based awards. The Compensation Committee believes that stock options align the interest of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder's return. The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant options, the Compensation Committee considers factors including an executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

         In 2001, the Company granted options to purchase an aggregate of 400,000 shares of Common Stock to executive officers of the Company, including the Chief Executive Officer.

CEO Compensation

         The compensation of the Chief Executive Officer is determined in the same manner as the other executives of the Company, as set forth above, and includes stock options. In 2001, the Compensation Committee granted Mr. Sarvadi options to purchase 60,000 shares of Common Stock.

Section 162(m) of the Internal Revenue Code

         Because the Company has not yet granted any executive officer compensation exceeding $1,000,000 in any year, the Compensation Committee has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee, in consultation with the Board of Directors, will adopt such a policy if the compensation awarded to an executive exceeds such amount.


                                                   Linda Fayne Levinson
                                                   Jack M. Fields, Jr.

REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE

         The Finance, Risk Management and Audit Committee (the "Committee") of Administaff, Inc. is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Committee acts under a written charter adopted and approved by the Board of Directors and reviewed annually by the Committee. A copy of the Committee charter is attached to this Proxy Statement as Appendix A.

         The Committee has reviewed and discussed with the Company's management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2001.

         The Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         The Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young its independence. The Committee has also considered the compatibility of non-audit services with Ernst & Young's independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                      Michael W. Brown
                                                      Paul S. Lattanzio
                                                      Steven Alesio

PERFORMANCE GRAPH

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
             AMONG ADMINISTAFF, INC., THE S&P SMALLCAP 600 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                                    [GRAPH]

                                          Cumulative Total Return
                            --------------------------------------------------
                            2/3/97   12/97    12/98    12/99    12/00    12/01

ADMINISTAFF, INC.           100.00   152.21   147.06   177.94   320.00   322.47
S & P SMALLCAP 600          100.00   123.53   126.90   142.64   159.47   191.98
NEW PEER GROUP              100.00   148.54   200.72   261.65   346.92   302.18
OLD PEER GROUP              100.00    72.14    44.03    37.92    19.02    16.90

* $100 invested on 2/3/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


         The above performance graph compares the cumulative total stockholder return of the Common Stock to the cumulative total stockholder return of the Standard & Poor's SmallCap 600 Stock Index and a new industry peer group index for the period from February 3, 1997 to December 31, 2001 (assuming reinvestment of any dividends and an investment of $100 in each on February 3, 1997). In compliance with SEC rules, the Company is also comparing its stock performance to an old peer group index which it used last year.

         The new peer group consists of Team Mucho, Inc. (formerly known as Team America Corporation), TeamStaff, Inc., Staff Leasing, Inc., d/b/a Gevity HR, Automatic Data Processing, Inc., and Paychex, Inc., each of which provides professional employer services. Automatic Data Processing, Inc. and Paychex, Inc. were added to the peer group this year because they each own large professional employer organizations. The old peer group consisted of Team Mucho, Inc., TeamStaff, Inc., Gevity HR, Employee Solutions, Inc. (through December 31,
2000), Vincam, Inc. (through December 31, 1998) and NovaCare Employee Services, Inc. (through December 31, 1998), each of which provides or provided professional employer services. Employee Solutions, Inc. was dropped from the return calculation after December 31, 2000 because it discontinued its operations as a professional employer organization in December 2000. Vincam, Inc. and NovaCare Employee Services, Inc. were dropped from the return calculation after December 31, 1998 as a result of each of them being acquired in 1999. For the purposes of this graph, the market value then attributable to Employee Solutions, Vincam and NovaCare was assumed to be reinvested in the other five companies in the old peer group index.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, the members of the Compensation Committee were Ms. Levinson and Mr. Fields. No member of the Compensation Committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company, or (iii) had any business relationship or conducted any transactions with the Company.

         During 2001, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

         Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2001 applicable to its officers, directors and greater than 10% beneficial owners, were timely filed, except that A. Steve Arizpe was late in filing one Form 4 reflecting a change in the beneficial ownership of his Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1995, Richard G. Rawson, Executive Vice President of Administration, Chief Financial Officer, Treasurer and a director of the Company, exercised options to purchase 897,334 shares of Common Stock (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) at a price of $1.50 per share (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000). The purchase price was paid in cash by Mr. Rawson. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Rawson in the amount of approximately $694,000, whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise. Mr. Rawson, his wife and a family limited partnership of which Mr. Rawson is the general partner are obligors of the loan. The maturity date of the loan was extended in February 2000 to June 2002. The loan is secured by 97,964 shares of Common Stock (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) owned by the obligors. The loan agreement called for an additional amount to be advanced to Mr. Rawson if the ultimate tax liability resulting from the exercise were to exceed the statutory withholding requirements. In April 1996, an additional $300,000 was loaned to Mr. Rawson pursuant to this provision of the agreement. The $300,000 loan was paid in full in June 2001. The loans accrue interest at 6.93%; however, pursuant to an understanding Mr. Rawson has with the Company, in each year that the loans have been outstanding, Mr. Rawson has received a bonus equal to the interest paid by Mr. Rawson on the loans, plus any applicable taxes due on such component of his bonus. See "Report of the Compensation Committee of the Board of Directors."

         Our Ship Limited Partnership, Ltd. ("Our Ship"), which is a family limited partnership owned by Mr. Paul Sarvadi, President and Chief Executive Officer of the Company, and members of his immediate family, is a client of the Company. In 2001, Our Ship paid comprehensive service fees of $75,143 ($19,870 net of payroll costs) to the Company. Mr. Sarvadi's brother is an owner and officer of three companies that are clients of the Company. In 2001, the three companies paid comprehensive service fees totaling $1,534,994 ($348,814 net of payroll costs) to the Company.

         In March 1998, the Company completed a Securities Purchase Agreement (the "Agreement") with American Express Travel Related Services Company, Inc. ("American Express") whereby the Company sold units consisting of 1,386,252 shares (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) and warrants to purchase an additional

4,131,030 shares (as adjusted for the 2-for-1 split of the Common Stock effected in October 2000) of Common Stock to American Express for a total purchase price of $17.7 million. The warrants have exercise prices ranging from $20 to $40 per share (as adjusted for the 2-for-1 split of the Common Stock effected in October
2000) and terms ranging from three to seven years. On February 28, 2001, American Express exercised warrants to purchase 800,000 shares of Common Stock at $20 per share. On March 12, 2001, the Company repurchased 800,000 shares of Common Stock from American Express and a related entity for a per share price of approximately $24.4629. The price was based upon the average closing price of the shares on the New York Stock Exchange over a period of 20 trading days. On November 7, 2001, American Express exercised warrants to purchase 273,729 shares of Common Stock at $25.00 per share. On March 5, 2002, American Express exercised warrants to purchase 526,271 shares of Common Stock at $25.00 per share. The Company repurchased the 526,271 shares of Common Stock from American Express for a per share price of $27.02, which was the closing price of the shares on the New York Stock Exchange Composite Transaction Tape on March 5, 2002.

         In March 1998, the Company entered into a Marketing Agreement with American Express, under which American Express is utilizing its resources and working jointly with the Company to generate appointments with prospects for the Company's services from the American Express customer base in certain markets. In addition, certain American Express services are included in the Company's My MarketPlace(SM) offerings. The Company pays a commission to American Express based upon the number of worksite employees paid after being referred to the Company pursuant to the Marketing Agreement and the total number of worksite employees paid by the Company. In 2001, the Marketing Agreement produced 18% of the Company's sales leads and 16% of new worksite employees sold. The Marketing Agreement expires at the end of 2005.

                               PROPOSAL NUMBER 2:

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

         The Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2002, subject to ratification by the Company's stockholders. Ernst & Young has served as the Company's independent public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

FEES OF ERNST & YOUNG LLP

         Ernst & Young's fees for professional services provided to Administaff totaled $565,000 for the calendar year 2001. Ernst & Young's fees for professional services included the following:

         AUDIT FEES

         The Company was billed a total of $173,000 by Ernst & Young for services rendered in connection with the annual audit and for the review of the Company's financial statements included in the Company's Forms 10-Q for fiscal year 2001.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young did not provide any information technology services to the Company during fiscal year 2001.

         ALL OTHER FEES

         The Company was billed a total of $392,000 by Ernst & Young for all other non-audit services, including $356,000 for tax-related services and $36,000 for non-audit attestation services, for fiscal year 2001.

         The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young's provision of such services was compatible with maintaining its independence.

REQUIRED AFFIRMATIVE VOTE

         If the votes cast in person or by proxy at the 2002 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2002 will be ratified.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP'S APPOINTMENT AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             ADDITIONAL INFORMATION

DELIVERY OF PROXY STATEMENT

         Effective in December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g,. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are Administaff shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Administaff, Inc., Attention: Ruth Holub, Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339 or contact Ruth Holub at 800-237-3170. The Company will promptly deliver a separate copy to you upon request. If you are a holder of record of Administaff shares, you will be receiving a communication from our transfer agent, Computershare Trust Company, regarding householding of the materials we send to you. Householding of your materials will take effect unless you inform them that you would prefer to receive multiple copies. You may communicate with Computershare Trust Company by telephone (800-962-4284) or by facsimile (303-986-2444).

STOCKHOLDER PROPOSALS FOR 2002 MEETING

         In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2002 annual meeting, notice must have been received by the Company between the dates of October 31, 2001 and November 30, 2001. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.

STOCKHOLDER PROPOSALS FOR 2003 PROXY STATEMENT

         Any proposal of a stockholder intended to be considered for inclusion in the Company's proxy statement for the 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than the close of business on November 29, 2002.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

        The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the annual meeting to be held in 2003 if it is received not later than the close of business on November 29, 2002 and not earlier than the close of business on October 30, 2002. In addition, the Bylaws require that such written notice set forth (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected, and (b) as to such stockholder (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder, and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, (c) the name and address, as they appear on the Company's books, of such stockholder, (d) the class and number of shares of the

Company's stock which are beneficially owned by such stockholder, and (e) any material interest of such stockholder in such business.

                              FINANCIAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO RUTH HOLUB, INVESTOR RELATIONS ADMINISTRATOR, ADMINISTAFF, INC., 19001 CRESCENT SPRINGS DRIVE, KINGWOOD, TEXAS 77339-3802.



                                         By Order of the Board of Directors

                                         /s/ JOHN H. SPURGIN, II

                                         John H. Spurgin, II
                                         Vice President of Legal,
                                         General Counsel and Secretary


March 29, 2002
Kingwood, Texas

                                   APPENDIX A



ADMINISTAFF                                         FINANCE, RISK MANAGEMENT AND
                                                    AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Finance, Risk Management and Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management and accounting practices of the Company. The scope of the Committee's responsibility entails reviewing and monitoring (i) the financial affairs of the Company, (ii) the financial statements of the Company and the independence of the firm of independent public accountants hired to audit the Company's financial statements (the "external auditors"), and (iii) the Company's policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, the Board of Directors and the Committee recognize that the Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Board of Directors and the Committee's responsibility is one of oversight.

MEMBERSHIP AND MEETINGS

The Committee shall consist of not less than three directors who serve at the discretion of the Board of Directors, and the Committee's composition shall meet the requirements of the Audit Committee Policy of the New York Stock Exchange ("NYSE"). Accordingly, (i) each member shall have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, (ii) each member shall be (or shall become within a reasonable time after appointment) financially literate, and (iii) at least one member shall have accounting or related financial management expertise, as the Board of Directors interprets each such qualification in its business judgment.

The Committee shall meet at least four times each year.

PRIVATE DISCUSSIONS/INVESTIGATIONS

The Committee may ask officers and employees of the Company, the Company's outside counsel, the Company's external auditor or others to attend meetings with, and furnish pertinent information to, the Committee. The Committee is empowered to investigate any matter relating to the financial affairs and risk management of the Company brought to its attention, shall have full access to all books, records, facilities and personnel of the Company, and shall have the power to retain counsel, auditors or other experts for this purpose.

ACCOUNTABILITY OF EXTERNAL AUDITORS

The external auditors are ultimately accountable to the Committee and the Board of Directors. The Committee and the Board of Directors have the responsibility to select, evaluate and, where appropriate, replace the Company's external auditors.

DUTIES AND RESPONSIBILITIES

The Committee shall:

1. Annually recommend to the Board of Directors the selection of the Company's external auditors, with such selection to be submitted to the stockholders for ratification.

2. Review and approve the plan and scope of the annual audit of the Company's consolidated financial statements and any other services provided by the Company's external auditors, as well as the fees related to the audit and such other services.

3. Prior to the filing of the Company's quarterly report on Form 10-Q and annual report on Form 10-K, review and discuss with the external auditors and management the results of any annual audit or interim financial review and any report or opinion rendered in connection therewith, as the case may be, any unresolved disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the external auditors.

4. Review and consider with the external auditors, the Chief Financial Officer and the Vice President of Finance the matters required to be discussed by Statement of Auditing Standards No. 61.

5. Review with the external auditors any management letter provided by the external auditors and management's response to that letter.

6. Review proposed changes to the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls.

7. Review and approve the services provided by independent accounting firms other than the external auditors.

8. Discuss with management and the external auditors the quality and adequacy of the Company's internal controls.

9. Ensure that the external auditors deliver to the Committee on a periodic basis a formal written report delineating all relationships between the external auditors and the Company. The Committee shall discuss with the external auditors their independence from management and the Company and shall consider the compatibility of non-audit services with the auditors' independence. The Committee shall recommend that the Board of Directors take appropriate action in response to the written report to satisfy itself of the independence of the external auditors.

10. Meet periodically with management to review the Company's major risk exposures and any steps management has taken to monitor and control such exposures.

11. Provide a report of Committee activities to the Board of Directors at regular intervals.

12. Perform such other functions as requested by the Board of Directors, or required by law or NYSE rule.

ANNUAL REVIEW OF CHARTER

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board of Directors and, if necessary, recommend that the Board of Directors amend this Charter.

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      PROXY
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                ADMINISTAFF, INC.
                            TO BE HELD ON MAY 7, 2002

     The undersigned hereby appoints Paul J. Sarvadi and John H. Spurgin, II, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 8, 2002, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas on May 7, 2002 at 10:00 a.m., Central Daylight Savings Time, or any reconvened meeting after an adjournment thereof.

      It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PERSONS NAMED HEREIN ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side.)

                                ADMINISTAFF, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X}

[                                                                                                                               ]


1.   Election of Directors.                             For    Withheld      For All   The undersigned hereby revokes
     Nominees:  01) Michael W. Brown                    All      All         Except    all previous proxies relating
                02) Linda Fayne Levinson                [ ]      [ ]          [ ]      to the shares of Common Stock
                                                                                       covered hereby and confirms all
     FOR ALL EXCEPT NOMINEE(S) CROSSED OUT.                                            that said Proxy may do by virtue
                                                                                       hereof.

2.   To ratify the appointment of Ernst & Young         For    Against      Abstain                               , 2002
     LLP as the Company's independent auditors          [ ]      [ ]          [ ]      ---------------------------
     for the year 2002.                                                                             Dated

                                                                                       ---------------------------------
                                                                                          Signature of Stockholder

                                                                                       ---------------------------------
                                                                                           Signature of Stockholder

                                                                                       This proxy must be signed exactly
                                                                                       as the name appears hereon. Joint
                                                                                       owners should each sign. Executors,
                                                                                       administrators, trustees, etc., should
                                                                                       give full title as such. If the signer
                                                                                       is a corporation, please sign full
                                                                                       corporate name by duly authorized officer.
